Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated February 14, 2005 included in this Form 10-KSB, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-93459, 333-40552, 333-87270, 333-99877, 333-104861, 333-104862, 333-114619, 333-119768 and 333-120434.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

March 24, 2005

Minneapolis, Minnesota